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                                                                       Exhibit n




                        Consent of Independent Auditors

     We consent to the reference to our firm under the caption "Experts" and to use of our report dated January 4, 2001 in the Registration Statement (Form N-2) of the Nuveen Virginia Dividend Advantage Municipal Fund filed with the Securities and Exchange Commission under the Securities Act of 1933 (File No. 333-49258) and in this Amendment No. 4 to the Registration Statement under the Investment Company Act of 1940 (File No. 811-09469) as incorporated herein by reference.

                                     Ernst & Young LLP


Chicago, Illinois
January 24, 2001